Exhibit 10.5

COMPASS MINERALS INTERNATIONAL, INC. 2020 INCENTIVE AWARD PLAN

STOCK OPTION GRANT NOTICE

Compass Minerals International, Inc., a Delaware corporation (the “Company”), hereby grants to the participant listed below (the “Participant”) the stock options (the “Options”) described in this Stock Option Grant Notice (this “Grant Notice”), subject to the Compass Minerals International, Inc. 2020 Incentive Award Plan (as amended from time to time, the “Plan”) and the Rules, Policies and Procedures for Equity Awards Granted to Employees, effective as of May 15, 2020 (the “Rules”), each of which is incorporated into this Grant Notice by reference. Capitalized terms not specifically defined in this Grant Notice have the meanings specified in the Plan or the Rules, as applicable. In addition, the Options are subject to the Company’s Compensation Clawback Policy, dated February 2016 and any successor policy thereto (the “Clawback Policy). This Grant Notice will constitute an “Award Agreement” under the terms of the Plan.

Participant:	_______________________
Grant Date:	_______________________
Exercise Price per Share:	_______________________
Shares Subject to the Options:	_______________________
Final Expiration Date:	_______________________
Vesting Commencement Date:	Same date as Grant Date
Vesting Schedule:	Subject to the Rules, the Options will vest and become exercisable [to be specified in individual grant notices]
Type of Option:	Non-Qualified Stock Option
By Participant’s signature below, Participant agrees to be bound by the terms of this Grant Notice, the Plan, the Clawback Policy and the Rules. Participant has reviewed the Plan, this Grant Notice, the Clawback Policy and the Rules in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice, the Clawback Policy and the Rules. If there is any conflict between the terms and conditions of this Grant Notice and the Rules, the Rules will control. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Compensation Committee of the Company’s Board of Directors upon any questions arising under this Grant Notice, the Plan, the Clawback Policy and the Rules.

COMPASS MINERALS INTERNATIONAL, INC.	PARTICIPANT
By:
Name:	Participant Name:
Title: